Exhibit 99.1
News Release
Amkor Redeems Its10.5% Senior Subordinated Notes Due May 01, 2009
CHANDLER, Ariz.- June 11, 2007 — Amkor Technology, Inc. (Nasdaq: AMKR) today announced that it has repaid, from cash on hand, the outstanding $21.9 million aggregate principal balance of its 10.5% Senior Subordinated Notes due May 01, 2009.
About Amkor
Amkor Technology, Inc. (Nasdaq: AMKR) is a leading provider of advanced semiconductor assembly and test services. Amkor offers semiconductor companies and electronics OEMs a complete set of microelectronic design and manufacturing services. More information on Amkor is available from our SEC filings and on our web site: www.amkor.com.
Contact:
Investor Relations
Amkor Technology, Inc.
480-821-5000 ext. 5388